Exhibit 1.1

RESOURCE INNOVATION OFFICE REIT, INC.

THIRD AMENDED & RESTATED

DEALER MANAGER AGREEMENT

Exhibit A – Form of Selected Dealer Agreement

Exhibit B – Form of Placement Agreement

RE:	RESOURCE INNOVATION OFFICE REIT, INC.

Resource Securities, Inc.

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

Ladies and Gentlemen:

The undersigned, Resource Innovation Office REIT, Inc. (the “Company”), a Maryland corporation, is conducting a public offering (the “Offering”) of up to $1,100,000,000 of shares of its common stock, $0.01 par value per share, in any combination of the following two classes of common stock: Class A and Class T (individually, the “Class A Shares” and the “Class T Shares” and collectively the “Shares”), of which up to $100,000,000 of shares are intended to be offered pursuant to the Company’s distribution reinvestment plan (“DRP”). The Company desires for Resource Securities, Inc. (the “Dealer Manager”), to act as its Dealer Manager in connection with the offer and sale of the Shares to the public in the Offering. In connection with the sales of Shares, the Company hereby confirms the terms of this Third Amended & Restated Dealer Manager Agreement (this “Agreement”) dated as of April 15, 2016, with you, as Dealer Manager, as follows. The terms of this Agreement will be effective as of the date that the Securities and Exchange Commission (the “SEC”) declares Post-Effective Amendment No. 4 to the Issuer’s Registration Statement on Form S-11 (Registration No. 333-201842) effective. The Company reserves the right to reallocate between the DRP and the primary offering. This Agreement amends and restates in its entirety the Second Amended & Restated Dealer Manager Agreement dated March 23, 2016 between you and the Company.

1. Description of Shares. Except as described in the Prospectus (as defined below) or in Section 4 hereof, the Class A Shares and the Class T Shares are to be sold at a per share cash price as follows (unless otherwise disclosed in the Prospectus):

Class A Shares

Distribution Channel	Primary Offering Shares	DRP Shares
Sales through a Dealer earning transaction-based compensation	$10.00	$9.60
Sales through all other distribution channels as discussed in the Prospectus	$9.30	$9.60

Class T Shares

Distribution Channel	Primary Offering Shares	DRP Shares
Sales through a Dealer earning transaction-based compensation	$9.47	$9.09
Sales through all other distribution channels as discussed in the Prospectus	$9.47	$9.09

The Company will be required to publish an estimated value per share for each class of Shares based on its net asset value (“NAV”) within 150 days following the second anniversary of the date the Minimum Offering is reached (as defined in Section 4(h) hereof) (the “NAV pricing date”). Following the NAV pricing date, the Company will publish an updated estimated value per Class A Share and Class T Share on at least an annual basis. In the event the Company determines its NAV during the period of this Offering, the Company will adjust the offering price per Class A Share and Class T Share as described in the Prospectus and reflect the updated offering price per share in a supplement to the Prospectus.

2. Representations, Warranties and Agreements of the Company. The Company represents and warrants to and agrees with Dealer Manager that:

(a) Registration Statement and Prospectus. The Company has prepared and filed with the SEC a registration statement (Registration No. 333-201842) that has become effective for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Securities Act Rules and Regulations”) of the SEC promulgated thereunder. Copies of such registration statement as initially filed and each amendment thereto have been or will be delivered to the Dealer Manager. The registration statement and the prospectus contained therein, as finally amended at the effective date of the registration statement (the “Effective Date”), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Company files a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act, or if the Company files a post-effective amendment to the Registration Statement, the term “Prospectus” includes the prospectus filed pursuant to Rule 424(b) or the prospectus included in such post-effective amendment. The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the Securities Act Rules and Regulations included at any time as part of the Registration Statement. If a separate registration statement is filed and becomes effective solely with respect to shares of the Company’s common stock offered pursuant to the DRP, the terms “Registration Statement” and “Prospectus” shall also refer to such registration statement and prospectus contained therein from and after the date of effectiveness of such registration statement, as such registration statement and prospectus may be amended or supplemented from time to time.

(b) Compliance with the Federal Securities Laws. On (i) the Effective Date, (ii) the date of the Prospectus and (iii) the date any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the SEC, the Registration Statement, the Prospectus and any amendments or supplements thereto, as applicable, have complied, and will comply, in all material respects, with the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”). On the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. On the date of the Prospectus, as amended or supplemented, as applicable, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provisions of this Section 2(b) will not extend to any statements contained in or omitted from the Registration Statement or the Prospectus that are primarily within the knowledge of the Dealer Manager or any of the Dealers (as defined below) and are based upon written information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement or Prospectus.

(c) Securities Matters. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated by the SEC; and, to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

(d) Authorization of Shares. The Shares have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Company’s charter, as amended and supplemented, and upon payment therefor as provided in the Prospectus and this Agreement, the Shares will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

(e) Company Status. The Company was duly formed under the laws of the State of Maryland and validly exists as a corporation in good standing under the laws of Maryland, with full power and authority to enter into this Agreement, carry out its obligations hereunder, own its properties and conduct its business as described in the Prospectus.

(f) Use of Funds. The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

(g) Authorization of Agreement. The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and contribution provisions contained in Sections 9 and 10 of this Agreement, respectively, may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

The execution and delivery of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms of this Agreement by the Company do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under (i) any of the Company’s organizational documents; (ii) any contract, indenture, mortgage, deed of trust, voting trust, note, lease or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound; or (iii) any rule or regulation, writ, statute, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, except to the extent that the enforceability of the indemnity and contribution provisions contained in Sections 9 and 10 of this Agreement, respectively, may be limited under applicable securities law and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except as may be required under the Securities Act and the Securities Act Rules and Regulations, by the Financial Industry Regulatory Authority (“FINRA”) or under applicable securities laws.

3. Grant of Authority to the Dealer Manager.

(a) Principal Distributor. Based on the representations and warranties contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Company hereby appoints the Dealer Manager as its agent and principal distributor during the Offering Period (as defined in Section 3(b)) to solicit, on a “best efforts” basis, purchasers for the Shares for cash through the distribution channels contemplated herein and in the Prospectus, including the sale of Shares for cash directly to clients and customers identified by the Company on the terms and conditions stated herein and in the Prospectus.

(b) The Offering Period. The “Offering Period” shall mean that period during which Shares may be offered for sale, commencing on the Effective Date of the Registration Statement (but in no event prior to the Effective Date of the Registration Statement), during which period offers and sales of the Shares shall occur continuously in the jurisdictions in which the Shares are registered or qualified or exempt from registration (as confirmed in writing by the Company to the Dealer Manager) unless and until the Offering is terminated, provided that the Dealer Manager and the Dealers will suspend or terminate offering Shares upon request of the Company at any time and will resume offering Shares upon subsequent request of the Company. The Offering Period shall in all events terminate upon the sale of all of the Shares. Upon termination of the Offering Period, the Dealer Manager’s appointment and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Company except as set forth in this Agreement.

(c) Best Efforts and Formation of Selling Group. Dealer Manager agrees to use its best efforts to effect sales of the Shares on the terms and conditions described herein and in the Prospectus and to form and manage a selling group composed of participating broker-dealers (the “Dealers”), each of which shall: (i) be registered with the SEC, a member of FINRA, and duly licensed or registered by the regulatory authorities in the jurisdictions in which they will offer and sale Shares, (ii) have been previously approved by the Company (such approval not to be unreasonably withheld or delayed), and (iii) enter into a “Selected Dealer Agreement” in substantially the form attached to this Agreement as Exhibit A. The Company shall have the right to approve any material modifications or addendums to the form of the Selected Dealer Agreement.

(d) Subscription Documents. Each person desiring to purchase Shares through the Dealer Manager, or any other Dealer, will be required to complete and execute the subscription documents described in the Prospectus.

(e) Completed Sale. A sale of a Share shall be deemed by the Company to be completed if and only if (i) the Dealer Manager has received a properly completed and executed subscription agreement (“Subscription Agreement”), together with payment of the full purchase price of each purchased Share, from an investor who satisfies the applicable suitability standards and minimum purchase requirements set forth in the Registration Statement as determined by the Dealer, or the Dealer Manager, as applicable, in accordance with the provisions of this Agreement, (ii) the Company has accepted such subscription, and (iii) such investor has been admitted as a stockholder of the Company. In addition, no sale of Shares shall be completed until at least five (5) business days after the date on which the subscriber receives a copy of the Prospectus. The Dealer Manager hereby acknowledges and agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever or no reason, and no commission or dealer manager fee will be paid to the Dealer Manager with respect to that portion of any subscription that is rejected.

4. Compensation and Fees.

(a) Dealer Manager Fee.

Class A Shares

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended and supplemented from time to time, the Dealer Manager shall receive the following compensation from the Company, based on each Class A Share sold by the Dealer Manager or the Dealers to investors in the Company whose subscriptions for Shares are accepted by the Company:

	Dealer Manager Fee
Distribution Channel	Primary Offering Shares	DRP Shares
Sales through a Dealer earning transaction-based compensation	3.0%	0.0%
Sales through all other distribution channels as described in the Prospectus	3.0%	0.0%

Class T Shares

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended and supplemented from time to time, the Dealer Manager shall receive the following compensation from the Company, based on each Class T Share sold by the Dealer Manager or the Dealers to investors in the Company whose subscriptions for Shares are accepted by the Company:

	Dealer Manager Fee
Distribution Channel	Primary Offering Shares	DRP Shares
Sales through a Dealer earning transaction-based compensation	3.0%	0.0%
Sales through all other distribution channels as described in the Prospectus	3.0%	0.0%

(b) Selling Commissions.

Class A Shares

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended and supplemented from time to time, the Dealer Manager shall receive the following selling commissions from the Company based on each Class A Share sold by the Dealer Manager or the Dealers to investors in the Company whose subscriptions for Shares are accepted by the Company:

	Selling Commissions
Distribution Channel	Primary Offering Shares	DRP Shares
Sales through a Dealer earning transaction-based compensation	7.0%	0.0%
Sales through all other distribution channels as described in the Prospectus	0.0%	0.0%

Except as set forth herein or in the “Plan of Distribution” section of the Prospectus (as amended and supplemented), the Dealer Manager will reallow all of its selling commissions attributable to a Dealer.

Class T Shares

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended and supplemented from time to time, the Dealer Manager shall receive the following selling commissions from the Company based on each Class T Share sold by the Dealer Manager or the Dealers to investors in the Company whose subscriptions for Shares are accepted by the Company:

	Selling Commissions
Distribution Channel	Primary Offering Shares	DRP Shares
Sales through a Dealer earning transaction-based compensation	2.0%	0.0%
Sales through all other distribution channels as described in the Prospectus	2.0%	0.0%

Except as set forth herein or in the “Plan of Distribution” section of the Prospectus (as amended and supplemented), the Dealer Manager will reallow all of its selling commissions attributable to a Dealer.

(c) Distribution and Shareholder Servicing Fee. Each outstanding Class T Share sold in the primary Offering will be subject to a distribution and shareholder servicing fee payable by the Company to the Dealer Manager for five years from the date on which such share is issued for services and expenses related to the marketing, sale and distribution of such shares and for providing shareholder services. The annual distribution and shareholder servicing fee of 1.0% of the purchase price per Class T Share (or, once reported, the NAV per Class T Share) will accrue daily as provided in the “Description of Shares” section of the Prospectus and will be paid monthly in arrears. The Dealer Manager will reallow the distribution and shareholder servicing fee to the Dealer who initially sold the Class T Shares giving rise to such distribution and shareholder servicing fees, provided that, if the Dealer Manager is notified that the Dealer who sold such Class T Shares is no longer the broker-dealer of record with respect to such Class T Shares, then such Dealer’s entitlement to the distribution and shareholder servicing fees related to such Class T Shares shall cease, and such Dealer shall not receive the distribution and shareholder servicing fee for any portion of the month in which such Dealer is not the broker-dealer of record on the last day of the month. Thereafter, such distribution and shareholder servicing fee may be reallowed by the Dealer Manager to the then-current broker-dealer of record of the Class T Shares, if any, if such broker-dealer of record has entered into a Selected Dealer Agreement or similar servicing agreement with the Dealer Manager that provides for such reallowance. The Dealer Manager may also reallow some or all of the distribution and shareholder servicing fee to other broker-dealers who provide services with respect to the Class T Shares pursuant to a servicing agreement with the Dealer Manager to the extent that such servicing agreement provides for such reallowance, all in accordance with the terms of such servicing agreement. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion.

Notwithstanding anything to the contrary herein, the Company will cease paying the distribution and shareholder servicing fee with respect to all Class T Shares sold in the Offering at the earliest of: (i) the date at which, in the aggregate, underwriting compensation from all sources, including the distribution and shareholder servicing fee, equals 10% of the gross proceeds from the primary Offering (i.e. excluding proceeds from sales pursuant to the DRP); (ii) the date on which the Company lists the Shares on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which the Company is a party and in which the Shares are exchanged for cash or other securities.

Class T Shares issued under the DRP will not be subject to the distribution and shareholder servicing fee.

In no event shall the total aggregate underwriting compensation payable to the Dealer Manager and any Dealers participating in the Offering, including, but not limited to selling commissions, dealer manager fees and distribution and shareholder servicing fees, exceed ten percent (10.0%) of the gross offering proceeds from the primary Offering in the aggregate.

(d) Reduced Selling Commissions. Upon the terms set forth in the Prospectus, reduced selling commissions will be paid to the Dealer Manager and reduced per share selling prices shall be recovered on large transactions of Class A Shares and Class T Shares in accordance with the following tables, which may be amended and supplemented by the Prospectus:

Class A Shares

Dollar Volume Shares Purchased	Selling Commission	Price Per Share to Investor(1)
$2,500 to $499,999	7.0%	$10.00
500,000 to 999,999	6.0	9.90
1,000,000 to 1,999,999	5.0	9.80
2,000,000 to 2,999,999	4.0	9.70
3,000,000 and above	3.0	9.60

(1)	Following the NAV pricing date, the percentage discounts on selling commissions will be applied to the adjusted per share purchase price.

Class T Shares

Dollar Volume Shares Purchased	Selling Commission	Price Per Share to Investor(1)
$2,500 to $999,999	2.0%	$9.47
1,000,000 and above	1.0	9.38

(1)	Following the NAV pricing date, the percentage discounts on selling commissions will be applied to the adjusted per share purchase price.

The reduced selling price and selling commission will apply to the entire purchase of Class A Shares or Class T Shares. Until the NAV pricing date, all commission rates and dealer manager fees are calculated assuming a price per Class A Share of $10.00 and a price per Class T Share of $9.47. For example, a purchase of 250,000 Class A Shares in a single transaction would result in a purchase price of $2,425,000 ($9.70 per share), selling commissions of $97,000 and dealer manager fees of $72,750.

(e) Discounted “Family and Friends” Sales. As described in the Prospectus, the Dealer Manager agrees to sell up to 5% of the Class A Shares in the primary Offering to persons identified by the Company pursuant to the Company’s “friends and family” program. Until the NAV pricing date, the officers, directors and affiliates of the Company and investors designated by the Company as buying under the “friends and family” program may subscribe to Class A Shares for a subscription price of $9.00, reflecting that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share will not be payable in connection with these purchases. Following the NAV pricing date, a similar discount will be applied to the new per share public offering price of Class A Shares. The Dealer Manager agrees to work together with the Company to implement this program and to execute sales under the program according to the procedures agreed upon by the Dealer Manager and the Company.

(f) Discounted Dealer Sales. In addition, as described in the Prospectus, the Dealer Manager may sell Class A Shares to Dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives, prior to the NAV pricing date, at a purchase price of $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such Dealers and representatives in the Offering. Following the NAV pricing date, a similar discount will be applied to the new per share public offering price. For purposes of this discount, a family member includes such person’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law.

(g) Payment of Expenses and Fees. The Company will also reimburse the Dealer Manager for all items of underwriting compensation referenced in the Prospectus, if any, to the extent the Prospectus indicates that they will be paid by the Company, provided that (i) total underwriting compensation may not exceed 10% of gross proceeds from the Offering (excluding proceeds from the offering of Shares pursuant to the DRP), and (ii) total organization and offering expenses, when added to total underwriting compensation, may not exceed 15% of gross proceeds from the Offering. In accordance with FINRA Rule 2310, the Company shall also pay directly or reimburse the Dealer Manager for bona fide invoiced due diligence expenses of the Dealers and non-participating broker dealers, subject to the cap on organization and offering expenses described above.

(h) Minimum Offering. Notwithstanding the foregoing, no commissions, payments or amounts whatsoever will be paid to the Dealer Manager under this Section 4 unless or until the Company has raised a minimum of $2,000,000 in subscription funds from any combination of sales of Class A Shares and Class T Shares, including subscriptions received from the Company’s directors, officers and advisor and their respective affiliates (the “Minimum Offering”). Until the Minimum Offering is reached, investments will be held in escrow. If the Minimum Offering is not reached within the time period specified in the Prospectus, investments will be returned to the investors in accordance with the Prospectus. Furthermore, until the Company raises $50 million in the Offering from persons not affiliated with the Company or its advisor (the “Pennsylvania Minimum”), investments from Pennsylvania investors will be held in a separate escrow and no commissions, payments or amounts whatsoever will be paid thereon to the Dealer Manager under this Section 4 unless and until the Pennsylvania Minimum has been reached, and then only with respect to such investments from Pennsylvania investors as are released to the Company from such escrow. Similarly, no commissions, payments or amounts whatsoever will be paid to the Dealer Manager with respect to sales of Shares to residents of any other state that has imposed a minimum offering amount higher than the Minimum Offering (a “State-Required Minimum Offering”) unless or until the gross proceeds of the Shares sold in the Offering (including sales made to residents of other jurisdictions) have reached a minimum of the applicable State-Required Minimum Offering and are disbursed to the Company from escrow. Until the applicable State-Required Minimum Offering is reached, investments from residents of that state will be held in escrow. If the applicable State-Required Minimum Offering is not obtained prior to the termination of the Offering, the investments from residents of that state will be promptly returned to them in accordance with the Prospectus.

(i) Payment to Dealers. The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer; it is the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor.

5. Conditions to the Dealer Manager’s Obligations. The Dealer Manager’s obligations hereunder shall be subject to the following terms and conditions, and if all such conditions are not satisfied or waived by the Dealer Manager on or before the initial Effective Date or at any time thereafter until the Termination Date, then no funds shall be released (i) from the Escrow Account if the Dealer Manager provides notice to this effect to the Company and the Escrow Agent, and (ii) from the designated deposit account in the name of the Company at UMB Bank, N.A. if the Dealer Manager provides notice to this effect to the Company and UMB Bank, N.A.

(a) The representations and warranties on the part of the Company contained in this Agreement shall be true and correct in all material respects and the Company shall have complied with its covenants, agreements and obligations contained in this Agreement in all material respects.

(b) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and, to the best knowledge of the Company, no proceedings for that purpose shall have been instituted by the SEC; and any request by the SEC for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Dealer Manager.

6. Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

(a) Copies of Registration Statement and Prospectus. The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, and the Prospectus and all amendments or supplements thereto, which are declared effective by the SEC, if applicable, as the Dealer Manager may reasonably request. The Company will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (i) the Prospectus, including any amendments and supplements thereto and (ii) this Agreement.

(b) Sales Materials. The Company will prepare and file with the appropriate regulatory authorities, on behalf of and at no expense to the Dealer Manager, the printed sales literature or other materials authorized by the Company to be used in the Offering (“Authorized Sales Materials”). In addition, the Company will furnish the Dealer Manager and others designated by the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of Authorized Sales Materials as the Dealer Manager may reasonably request.

(c) Information. The Company will furnish such information and execute and file such documents as may be necessary for it to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager upon request a copy of such papers filed by the Company in connection with any such qualification.

(d) SEC Orders. The Company will: (i) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or any state securities administration and (ii) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or any state securities administration shall issue any order or take other action to suspend or enjoin the sale of the Shares, it will promptly notify the Dealer Manager.

(e) Amendments and Supplements. If, at any time when a Prospectus is required to be delivered under the Securities Act and the Securities Act Rules and Regulations any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare an amendment or supplement to the Prospectus that will correct such statement or omission.

(f) Compliance with Securities Laws and Regulations. The Company will comply with all requirements imposed upon it by the Securities Act, the Securities Act Rules and Regulations, the

Exchange Act, the Exchange Act Rules and Regulations and by all securities laws and regulations of those states in which an exemption has been obtained or qualification of the Shares has been effected, to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Prospectus.

(g) Company Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing and printing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Dealer Manager of this Agreement, the Selected Dealer Agreement and such other documents as may be required in connection with the offer, sale, issuance and delivery of the Shares, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the fees and expenses related to the review of the terms and fairness of the Offering by FINRA, (v) the fees and expenses related to the registration and qualification of the Shares under federal and state securities laws, including the fees and disbursements of counsel in connection with the preparation of any Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Dealer Manager of copies of any Preliminary Prospectus and the Prospectus, including any amendments and supplements thereto, (vii) the fees and expenses of any registrar or transfer agent in connection with the Shares and (viii) the costs and expenses of the Company relating to the preparation and printing of any Authorized Sales Materials and Company-approved investor presentations undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with presentations with the prior approval of the Company and travel and lodging expenses of the representatives of the Company and any such consultants.

7. Representations and Warranties of the Dealer Manager. The Dealer Manager represents and warrants to the Company that

(a) Dealer Registration; FINRA Membership. The Dealer Manager is a member in good standing of FINRA and a broker-dealer registered as such under the Exchange Act. The Dealer Manager and its employees and representatives have all required licenses and registrations to act under this Agreement.

(b) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Dealer Manager, and assuming due authorization, execution and delivery of this Agreement by the Company, will constitute a valid and legally binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity hereunder may be limited by applicable law and public policy.

(c) Absence of Conflict or Default. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, deed of trust or lease to which the Dealer Manager is a party or by which it may be bound, or to which any of the property or assets of the Dealer Manager is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or its assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Dealer Manager.

(d) Disclosure. The Dealer Manager represents and warrants to the Company, the Sponsor and each person that signs the Registration Statement that the information under the caption “Plan of

Distribution” in the Prospectus, as amended and supplemented, and all other information furnished and to be furnished to the Company and the Sponsor by the Dealer Manager in writing expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

8. Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company that:

(a) Compliance with Laws. In connection with the Dealer Manager’s participation in the offer and sale of the Shares (including, without limitation, any resales and transfers of Shares), the Dealer Manager will comply, and in its agreements with Dealers will require that the Dealers comply, with all requirements and obligations imposed upon any of them by (i) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, including the obligation to deliver a copy of the Prospectus as amended or supplemented; (ii) all applicable state securities laws and regulations as from time to time in effect; (iii) the applicable rules of FINRA, including, but not in any way limited to, Rules 2340, 2420, 2730, 2740 and 2750 of the NASD Conduct Rules, FINRA Rule 2310 and FINRA Rule 5141; (iv) all applicable rules and regulations relating to the suitability of the investors, including, without limitation, the provisions of Articles III.C and III.E of the Statement of Policy regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (“NASAA Guidelines”); (v) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer Manager pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001 and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; and (vi) this Agreement and the Prospectus, as amended and supplemented.

The Dealer Manager will not offer the Shares, and in its agreements with Dealers will require that the Dealers not offer Shares, in any jurisdiction unless and until (i) the Dealer Manager has been advised by the Company in writing that the Shares are either registered in accordance with, or exempt from, the securities laws of such jurisdiction and (ii) the Dealer Manager and any Dealer offering Shares in such jurisdiction have all required licenses and registrations to offer Shares in that jurisdiction.

(b) No Additional Information. The Dealer Manager shall not, and in its agreements with Dealers will require that Dealers agree not to, give or provide any information or make any representations concerning the Offering except as set forth in the Prospectus, as amended and supplemented, and in the Authorized Sales Materials.

(c) Sales of Shares. The Dealer Manager shall, and in its agreements with Dealers shall require that each Dealer shall solicit purchases of the Shares only in the jurisdictions in which the Dealer Manager and such Dealer are legally qualified to act and in which the Dealer Manager and each Dealer have been advised by the Company that such solicitations can be made.

(d) Subscription Agreement. The Dealer Manager will comply in all material respects with the subscription procedures and “Plan of Distribution” set forth in the Prospectus, and with respect to any direct sales made by the Dealer Manager, with the transmittal of funds procedures set forth in this Agreement. Subscriptions will be submitted by the Dealer Manager and each Dealer only on the form which is included as an exhibit to the Prospectus. The Dealer Manager understands and acknowledges, and each Dealer shall acknowledge, that the Subscription Agreement must be executed and initialed by the subscriber as provided for by the Subscription Agreement.

(e) Suitability. The Dealer Manager will offer Shares, and in its agreements with Dealers will require that each Dealer offer Shares, only to persons who it has reasonable grounds to believe meet the financial qualification and suitability standards set forth in the Prospectus, as amended and supplemented, or in any suitability letter or memorandum sent to the Dealer Manager by the Company. The Dealer Manager further agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever or no reason, and no commission, dealer manager fee or distribution and shareholder servicing fee will be paid to the Dealer Manager with respect to the portion of any subscription that is rejected.

In offering Shares, the Dealer Manager will comply, and in its agreements with the Dealers will require that the Dealers comply, with the provisions of all applicable rules and regulations relating to the suitability of investors, including, without limitation, the FINRA Conduct Rules and the NASAA Guidelines. The Dealer Manager agrees that in recommending the purchase of the Shares in the Offering to an investor, the Dealer Manager and each person associated with the Dealer Manager that makes such recommendation shall have, and in its agreements with Dealers will require that each Dealer shall have, with respect to investors to which it makes a recommendation, reasonable grounds to believe, on the basis of information obtained from the investor concerning the investor’s investment objectives, other investments, financial situation and needs, and any other information known by the Dealer Manager, the person associated with the Dealer Manager or the Dealer, as applicable, that: (i) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of an investment in the Shares; (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in the Offering, including loss of investment and lack of liquidity; and (iii) an investment in the Shares offered in the Offering is otherwise suitable for the investor.

The Dealer Manager agrees as to investors to whom it makes a recommendation with respect to the purchase of the Shares in the Offering, and in its agreements with the Dealers will require that the Dealers agree, to maintain in the files of the Dealer Manager (or the Dealer, as applicable) documents disclosing the basis upon which the determination of suitability was reached as to each investor. In making these determinations as to financial qualification and suitability, the Dealer Manager may rely on representations from (i) investment advisers who are not affiliated with a Dealer, banks acting as trustees or fiduciaries and (ii) information it has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by the Dealer Manager (or Dealer, as applicable) after due inquiry. Notwithstanding the foregoing, the Dealer Manager shall not, and each Dealer shall agree not to, execute any transaction in the Company in a discretionary account without prior written approval of the transaction by the customer.

(f) Suitability Records. The Dealer Manager shall maintain, or in its agreements with Dealers shall require the Dealers to maintain, for at least six (6) years or for a period of time not less than that required to comply with all applicable federal, state and other regulatory requirements, whichever is later, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions, including initial enrollments and increased participations in the DRP), and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards. The Company agrees that the Dealer Manager can satisfy its obligations by contractually requiring such information to be maintained by the investment advisers or banks referred to herein.

(g) Authorized Sales Materials. Except for Authorized Sales Materials, the Company has not authorized the use of any supplemental literature or sales material in connection with the Offering and the Dealer Manager agrees not to use any such material that has not been authorized by the Company. The Dealer Manager further agrees (i) not to deliver any Authorized Sales Materials to any person unless it is accompanied or preceded by the Prospectus, as amended and supplemented, (ii) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (iii) not to show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.

(h) Escrow Agreement. The Dealer Manager agrees to be bound by the terms of the Escrow Agreement dated June 1, 2015, among UMB Bank, N.A., as Escrow Agent, the Dealer Manager and the Company, which is included as an exhibit to the Registration Statement and the Dealer Manager further agrees that it will not represent or imply that the Escrow Agent identified in the Prospectus has investigated the desirability or advisability of an investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will the Dealer Manager use the name of said Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

(i) Selected Dealer Agreements. All engagements of the Dealers shall be evidenced by a Selected Dealer Agreement. The Dealer Manager will permit a Dealer to participate in the Offering only if such Dealer is a member of FINRA, registered with the SEC, duly licensed or registered by the regulatory authorities in the jurisdictions in which the Company will offer and sell Shares, and has been previously approved by the Company (such approval not to be unreasonably withheld or delayed).

(j) Customer Information. The Dealer Manager will use commercially reasonable efforts to provide the Company with any and all subscriber information that the Company requests in order to confirm that the Dealer Manager has complied with the requirements under Section 8(e) above.

(k) Information to the Company. The Dealer Manager will provide the Company with such information relating to the offer and sale of the Shares by it as the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws.

(l) Payment of Expenses. The Dealer Manager will pay all expenses incident to the performance of its obligations under this Agreement, including the formation and management of the selling group and the fees and expenses of its own counsel and accountants, even if the Offering is not successfully completed.

(m) AML Compliance. Although acting as a wholesale distributor and not itself selling shares directly to investors, the Dealer Manager represents to the Company that it has established and implemented anti-money laundering compliance programs (“AML Program”) in accordance with applicable law, including applicable FINRA Conduct Rules, Exchange Act Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act”, and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares. The Dealer Manager further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (i) its AML Program is consistent with the AML Rules, and (ii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

(n) Cooperation. Upon the expiration or earlier termination of this Agreement, the Dealer Manager will use reasonable efforts to cooperate fully with the Company and any other party that may be necessary to accomplish an orderly transfer and transfer to such a successor dealer manager of the operation and management of the services the Dealer Manager is providing to the Company under this Agreement. The Dealer Manager will not be entitled to receive any additional fee in connection with the foregoing provisions of this Section 8(n), but the Company will pay or reimburse the Dealer Manager for any out-of-pocket expenses reasonably incurred by the Dealer Manager in connection therewith.

9. Indemnification.

(a) Indemnification of the Dealer Manager and Dealers. To the extent permitted by the Company’s charter and the provisions of Article II.G of the NASAA Guidelines, and subject to the limitations below, the Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or (B) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any Authorized Sales Materials, or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 9(a), the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (i) to the Company by the Dealer Manager or (ii) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with the Loss, expense or action.

The foregoing indemnity agreement of this Section 9(a) is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer Manager or the Dealer prior to such acceptance.

(b) Dealer Manager Indemnification of the Company. The Dealer Manager will indemnify and hold harmless the Company, its officers and directors (including any person named in the Registration Statement, with his consent, who is about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials; or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (i) and (ii) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (iii) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (iv) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (v) any material violation of this Agreement; or (vi) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC and FINRA and the USA PATRIOT Act; or (vii) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

(c) Dealer Indemnification of the Company. Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, each of their respective officers and directors (including any person named in the Registration Statement, with his consent, who is about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials; or (b) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealer specifically for use with reference to the Dealer in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Dealer; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC and FINRA and the USA PATRIOT Act; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Dealer may otherwise have.

(d) Action Against Parties; Notification. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 9 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 9(e)) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

(e) Reimbursement of Fees and Expenses. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

10. Contribution.

(a) If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Dealer Manager and the Dealer, respectively, from the proceeds of the offering of the Shares pursuant to this Agreement and the relevant Selected Dealer Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Dealer Manager and the Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b) The relative benefits received by the Company, the Dealer Manager and the Dealer, respectively, in connection with the proceeds of the Offering and the relevant Selected Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Offering and the relevant Selected Dealer Agreement (before deducting expenses), received by the Company, and the total selling commissions and dealer manager fees received by the Dealer Manager and the Dealer, as applicable, in each case as set forth in the Prospectus bear to the aggregate public offering price of the Shares sold in the Offering.

(c) The relative fault of the Company, the Dealer Manager and the Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, or by the Dealer Manager or by the Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company, the Dealer Manager and the Dealer (by virtue of entering into the Selected Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

(e) Notwithstanding the provisions of this Section 10, the Dealer Manager and the Dealer shall not be required to contribute the amount by which the total price at which the Shares sold to the public by them exceeds the amount of any damages which the Dealer Manager and the Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(f) No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

(g) For the purposes of this Section 10, (i) the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, (ii) the Dealer’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act should have the same rights to contribution of the Dealer and (iv) each of the officers, directors, employees, members, partners, agents and representatives of the Company, respectively, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company, respectively. The Dealers’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the number of Shares sold by each Dealer and not joint.

11. Representations and Agreements to Survive Delivery.

(a) The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company and (ii) the acceptance of any payment for the Shares.

(b) The respective agreements and obligations of the Company and the Dealer Manager set forth in Sections 4, 6(g), 8(a), 8(e), 8(h), 8(k), 9 through 12, 16, 20, 21, 23 and 24 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, (ii) the acceptance of any payment for the Shares and (iii) the expiration or termination of this Agreement.

12. Termination.

(a) Term; Expiration. This Agreement shall become effective on the date first above written. Unless terminated pursuant to this Section 12(a), this Agreement shall expire at the end of the Offering Period. This Agreement may be earlier terminated by any party pursuant to Section 12(b). The date upon which this Agreement shall have so expired or been terminated earlier shall be referred to as the “Termination Date.”

(b) Termination by Any Party. Any party to this Agreement shall have the right to terminate this Agreement with at least sixty (60) days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. If not sooner terminated, the Dealer Manager’s agency and this Agreement shall terminate upon termination of the Offering Period without obligation on the part of the Dealer Manager or the Company, except as set forth in this Agreement. Upon termination of this Agreement, (i) the Company shall pay to the Dealer Manager all accrued amounts payable under Section 4 hereof at such time as such amounts become payable and (ii) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering and that are not designated as “dealer” copies.

(c) Extended Terms. The terms of this Agreement shall be extended to cover offerings of additional shares of the Company’s common stock pursuant to the DRP which are offered pursuant to a separate registration statement (a “DRP Registration Statement”) and prospectus contained therein. Upon the effectiveness of such DRP Registration Statement, this Agreement shall automatically be deemed to cover the offering of such DRP shares, and the terms “Shares,” “Offering,” “Registration Statement” and “Prospectus” set forth herein shall be deemed to include the newly registered DRP shares, the DRP Registration Statement and the prospectus contained in the DRP Registration Statement, as applicable, as such DRP Registration Statement and prospectus may be amended or supplemented from time to time.

13. Notices. All notices or communications under this Agreement, except as otherwise specifically provided, shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder; in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company:	Resource Innovation Office REIT, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, Pennsylvania 19103

If to the Dealer Manager:	Resource Securities, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, Pennsylvania 19103

Any party may change its address specified above by giving each party notice of such change in accordance with this Section 13.

14. Format of Checks/Escrow Agent. Pending receipt and acceptance by the Company of the Minimum Offering proceeds of $2,000,000 as described in Section 4(h) of this Agreement:

(a) Escrow Agent. The Company, the Dealer Manager and Dealers, including customer carrying broker/dealers, agree that all subscribers shall be instructed to make their checks or wire transfers payable solely to the Escrow Agent as agent for the Company as follows “UMB Bank, N.A., as escrow agent for Resource Innovation Office REIT, Inc.” Further, until the Pennsylvania Minimum and other State-Required Minimum Offerings have been achieved, all subscribers located in such states shall be instructed to make their checks or wire transfers payable solely to the Escrow Agent as agent for the Company as follows: “UMB Bank, N.A., as escrow agent for Resource Innovation Office REIT, Inc.”

(b) Identification and Compliance. The Dealer Manager agrees and shall require the Dealers to agree to comply with Rule 15c2-4 adopted under the Exchange Act. In addition, for identification purposes, wire transfers should reference the subscriber’s name and the account number of the escrow account for the Company.

(c) Non-conforming Payment. Should the Dealer Manager receive a check that does not conform to the foregoing instructions, then it shall return the check to the Dealer not later than noon of the next business day following its receipt by the Dealer Manager. The Dealer shall then return the check directly to the subscriber not later than noon of the next business day following its receipt from the Dealer Manager. Checks received by the Dealer Manager or a Dealer that conform to the foregoing instructions shall be transmitted by the Dealer Manager pursuant to Section 15 below.

15. Transmittal Procedures. The Dealer Manager and each Dealer shall transmit received investor funds in accordance with the following procedures. For purposes of the following, the term “Dealer” shall include the Dealers and the Dealer Manager when the Dealer Manager procures subscriptions from investors. For purposes of the following, the Minimum Offering shall have been achieved upon receipt by the Dealer Manager of notice from the Company that the Company’s Minimum Offering proceeds of $2,000,000 have been received and accepted by the Company.

(a) Timing: Same Location of Supervisory Review. Where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks and subscription documents will be transmitted by noon of the next business day following receipt by the Dealer for deposit to the Escrow Agent or, after the Minimum Offering has been achieved, to the Company, except for investments from Pennsylvania investors and investments from residents of other states that have imposed a State-Required Minimum Offering. The Dealer will transmit checks and subscription documents from Pennsylvania investors for deposit to the Escrow Agent or, after the Pennsylvania Minimum has been achieved, to the Company, by noon of the next business day following receipt by the Dealer. Similar transmittal procedures shall be used for other states that have imposed a State-Required Minimum Offering.

(b) Timing: Different Location of Supervisory Review. Where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks and original subscription documents will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks and subscription documents for deposit to the Escrow Agent or, after the Minimum Offering has been achieved, to the Company, except for investments from Pennsylvania investors and investments from residents of other states that have imposed a State-Required Minimum Offering. The Final Review Office will transmit checks and subscription documents from Pennsylvania investors for deposit to the Escrow Agent or, after the Pennsylvania Minimum has been achieved, to the Company, by the end of the next business day following receipt by the Final Review Office. Similar transmittal procedures shall be used for other states that have imposed a State-Required Minimum Offering.

(c) Certain Subscribers. Notwithstanding the above, the Dealer Manager may authorize certain Dealers that are “$250,000 broker-dealers” to instruct their customers to make their checks for Shares subscribed for payable directly to the Dealer or authorize a debit from the customer’s account maintained with the Dealer for the amount of shares subscribed for by the customer. In such case, the Dealer will collect the proceeds of the subscribers’ checks and debits and wire funds to the escrow agent or, if instructed by the Dealer Manager, issue a check for the aggregate amount of the subscription proceeds made payable to the order of the escrow agent, or if instructed by the Dealer Manager, made payable to “Resource Innovation Office REIT, Inc.” The procedures for the transmittal of checks and wiring of funds of $250,000 broker-dealers will be set forth in the agreements between the $250,000 broker-dealer and the Dealer Manager.

16. Parties; Assignment. This Agreement shall inure to the benefit of, and be binding on the Dealer Manager, the Company and any respective successors and permitted assigns. This Agreement shall also inure to the benefit of the indemnified parties and their respective successors and permitted assigns to the extent set forth in Section 9. This Agreement is intended to be and is for the sole and exclusive benefit of the parties to this Agreement, including the Company, and their respective successors and permitted assigns, and the indemnified parties and their successors and permitted assigns, and for the benefit of no other person. No other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Shares from the Dealer Manager or a Dealer shall be construed a successor or assign merely by reason of the purchase. No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other parties.

17. Relationship. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as an employee, agent or representative of, or in association with or in partnership with, the Company; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

18. Effective Date. This Agreement is made effective between the parties as of the date accepted by the Dealer Manager as indicated by its signature to this Agreement.

19. Entire Agreement.

(a) This Agreement constitutes the entire agreement between the Company and the Dealer Manager and shall not be amended or modified in any way except by subsequent agreement executed in writing by the Company and the Dealer Manager, except as set forth in Sections 1 and 4 hereof. No party to this Agreement shall be liable or bound to the other party by any agreement except as specifically set forth in this Agreement.

(b) The Company or the Dealer Manager may waive, but only in writing, any term, condition, or requirement under this Agreement that is intended for its benefit. However, any written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of that term or condition of this Agreement. Also, any failure to enforce any provision of this Agreement shall not operate as a waiver of that provision or any other provision of this Agreement.

20. Complaints. The Company and the Dealer Manager agree as follows:

(a) to notify the other if either receives any written or otherwise documented complaint from an investor in connection with the offer or sale of Shares by the Dealer Manager or a Dealer;

(b) to cooperate with the other in resolving the complaint; and

(c) to cooperate in any regulatory examination of the other to the extent it involves this Agreement or the offer or sale of Shares by the Dealer Manager or a Dealer.

21. Privacy. The Company and the Dealer Manager each acknowledge that certain information made available to the other under this Agreement may be deemed nonpublic personal information under the GLB Act, other federal or state privacy laws (as amended), and the rules and regulations promulgated thereunder, which are referred to collectively, as the “Privacy Laws.” The Company and the Dealer Manager agree as follows:

(a) not to disclose or use the information except as required to carry out each party’s respective duties under this Agreement or as otherwise permitted by law in the ordinary course of business;

(b) to establish and maintain procedures reasonably designed to assure the security and privacy of all the information; and

(c) to cooperate with the other and provide reasonable assistance in ensuring compliance with the Privacy Laws to the extent applicable to either or both the Company and the Dealer Manager.

22. Severability. In the event that any court of competent jurisdiction declares invalid any provision of this Agreement, such invalidity shall have no effect on the other provisions of this Agreement, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable.

23. Applicable Law; Venue. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the Commonwealth of Pennsylvania; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 23. Venue for any action brought hereunder shall lie exclusively in Philadelphia, Pennsylvania.

24. Attorneys’ Fees. If a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement or any document executed in connection with this Agreement, then the prevailing party in such dispute shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, court costs and attorneys and expert witness fees. In addition to the foregoing award of costs and fees, the prevailing party also shall be entitled to recover attorneys’ fees incurred in any post-judgment proceedings to collect or enforce any judgment.

25. Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

26. Absence of Fiduciary Relationships.The parties acknowledge and agree that (i) the Dealer Manager’s responsibilities to the Company are solely contractual in nature, and (ii) the Dealer Manager does not owe the Company or any of its respective affiliates or any other person or entity any fiduciary (or other similar) duty as a result of this Agreement or any of the transactions contemplated thereby.

27. Acceptance. Please confirm your agreement to the terms and conditions set forth above by signing and returning the enclosed duplicate copy of this Agreement to the Company at the address set forth above.

Very truly yours,

COMPANY

RESOURCE INNOVATION OFFICE REIT, INC., a Maryland corporation

April 15, 2016	By:	/s/ Alan F. Feldman
Date		Name: Alan F. Feldman
Title: Chief Executive Officer

DEALER MANAGER

RESOURCE SECURITIES, INC.,
a Delaware corporation

April 15, 2016	By:	/s/ Darshan V. Patel
Date		Name: Darshan V. Patel
Title: President

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT

WITH RESOURCE SECURITIES, INC.

TO:

RE:	RESOURCE INNOVATION OFFICE REIT, INC.

Ladies and Gentlemen:

Resource Innovation Office REIT, Inc. (the “Company”) is a corporation organized under Maryland law. Class A and Class T shares of common stock of the Company (individually, the “Class A Shares” and the “Class T Shares” and collectively the “Shares”) are being offered for sale as described in the Prospectus.

Our firm, Resource Securities, Inc. (the “Dealer Manager”) has entered into the Third Amended & Restated Dealer Manager Agreement with the Company dated April 15, 2016 (the “Dealer Manager Agreement”) for offers and sales of the Shares pursuant to the terms therein, the form of which is attached hereto as Exhibit A and incorporated in this Agreement by reference. Under the Dealer Manager Agreement, the Dealer Manager has agreed to form a group of FINRA member firms (the “Dealers”), which will obtain subscriptions for Shares on a “best efforts” basis as provided in the Prospectus. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Dealer Manager Agreement.

You are invited to become one of the Dealers on a non-exclusive basis. By your acceptance below you agree to act in that capacity and may offer the Shares to your customers in accordance with the terms and conditions of this Agreement.

1. Dealer Manager Agreement.

By your acceptance of this Agreement, you will become one of the Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the provisions contained in such Dealer Manager Agreement related to the Dealers, including the representations and warranties of the Company contained in Section 2 of the Dealer Manager Agreement and the indemnification provisions contained in Section 9 of the Dealer Manager Agreement, including specifically the provisions of such Dealer Manager Agreement (Section 9(c)) wherein each Dealer severally agrees to indemnify and hold harmless the Company, the Dealer Manager and each of their officers and directors (including any person named in the Registration Statement, with his consent, who is about to become a director), each person who signed the Registration Statement and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”).

Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to the Dealer by the Dealer Manager to supplement the Prospectus (“Supplemental Information”).

2. Submission of Orders.

Those persons who purchase Shares will be instructed by the Dealer to make their checks payable to “UMB Bank, N.A., as escrow agent for Resource Innovation Office REIT, Inc.” or, after the Minimum Offering has been achieved, to the Company, except with respect to any state that has imposed a minimum offering amount higher than the Minimum Offering as described in the Prospectus (each a “State-Required Minimum Offering”). Checks from investors that reside in states that have imposed a State-Required Minimum Offering must be made payable to “UMB Bank, N.A., as escrow agent for Resource Innovation Office REIT, Inc.” until the applicable State-Required Minimum Offering has been achieved. The Dealer will return any check it receives not conforming to the foregoing instructions directly to such subscriber not later than 12:00 p.m. EST of the next business day following its receipt. Checks received by the Dealer that conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks and subscription documents will be transmitted by noon of the next business day following receipt by the Dealer for deposit to an escrow agent for the Company or, after the Minimum Offering has been achieved, to the Company, except for investments from residents of states that have imposed a State-Required Minimum Offering. The Dealer will transmit checks and subscription documents from residents of states that have imposed a State-Required Minimum Offering for deposit to the escrow agent for the Company or, after the applicable State-Required Minimum Offering has been achieved, to the Company by noon of the next business day following receipt by the Dealer.

Where, pursuant to the Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks and subscription documents will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office transmit such checks and subscription documents for deposit to the escrow agent for the Company or, after the Minimum Offering has been achieved, to the Company, except for investments from residents of states that have imposed a State-Required Minimum Offering. The Final Review Office will transmit checks and subscription documents from residents of states that have imposed a State-Required Minimum Offering for deposit to the escrow agent for the Company or, after the applicable State-Required Minimum Offering has been achieved, to the Company by the end of the next business day following receipt by the Final Review Office.

3. Pricing.

Except as described in the “Plan of Distribution” section of the Prospectus (as amended and supplemented) and until the NAV pricing date (as defined below), the Shares are to be sold at a per Share cash price as follows (unless otherwise disclosed in the Prospectus):

Class A Shares

Distribution Channel	Primary Offering Shares	DRP Shares
Sales through a Dealer earning transaction-based compensation	$10.00	$9.60
Sales through all other distribution channels as discussed in the Prospectus	$9.30	$9.60

Class T Shares

Distribution Channel	Primary Offering Shares	DRP Shares
Sales through a Dealer earning transaction-based compensation	$9.47	$9.09
Sales through all other distribution channels as discussed in the Prospectus	$9.47	$9.09

The Company will be required to publish an estimated value per share based on the net asset value (“NAV”) of its investments and liabilities within 150 days following the second anniversary of the date on which the Company meets the Minimum Offering (the “NAV pricing date”). Following the NAV pricing date, the Company will publish an updated estimated value per Class A Share and Class T Share on at least an annual basis. In the event the Company determines its NAV during the Offering, the Company will adjust the public offering price per Class A Share and Class T Share as described in the Prospectus and reflect the updated offering price per share in a supplement to the Prospectus.

Upon the terms set forth in the Prospectus, reduced selling commissions will be paid to the Dealer Manager and reduced per share selling prices shall be paid by subscribers on large transactions of Class A Shares and Class T Shares in accordance with the following tables, which may be amended and supplemented by the Prospectus:

Class A Shares

Dollar Volume Shares Purchased	Selling Commission	Price Per Share to Investor(1)
$2,500 to $499,999	7.0%	$10.00
500,000 to 999,999	6.0	9.90
1,000,000 to 1,999,999	5.0	9.80
2,000,000 to 2,999,999	4.0	9.70
3,000,000 and above	3.0	9.60

(1)	Following the NAV pricing date, the percentage discounts on selling commissions will be applied to the adjusted per share purchase price.

Class T Shares

Dollar Volume Shares Purchased	Selling Commission	Price Per Share to Investor(1)
$2,500 to $999,999	2.0%	$9.47
1,000,000 and above	1.0	9.38

(1)	Following the NAV pricing date, the percentage discounts on selling commissions will be applied to the adjusted per share purchase price.

The reduced selling price, selling commission and dealer manager fee will apply to the entire purchase of Class A Shares or Class T Shares. Until the NAV pricing date, all commission rates and dealer manager fees are calculated assuming a price per Class A Share of $10.00 and a price per Class T Share of $9.47. For example, a purchase of 250,000 Class A Shares in a single transaction would result in a purchase price of $2,425,000 ($9.70 per share), selling commissions of $97,000 and dealer manager fees of $72,750.

In addition, as described in the Prospectus, the Dealer Manager may sell Class A shares to Dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a pre-NAV pricing date purchase price of $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such Dealers and representatives in the Offering. Following the NAV pricing date, a similar discount will be applied to the new offering price. For purposes of this discount, a family member includes such person’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law.

4. Dealer’s Commissions and Fees.

Pursuant to the Dealer Manager Agreement, the Dealer Manager will reallow all selling commissions attributable to Dealer. Except for discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus (as amended and supplemented) and pursuant to the volume discount program described in Section 3 of this Agreement, the Dealer’s selling commission applicable to the public offering price of the Class A Shares and Class T Shares sold by the Dealer, which it is authorized to sell hereunder, are as follows:

Class A Shares

	Selling Commissions
Distribution Channel	Primary Offering Shares	DRP Shares
Sales through a Dealer earning transaction-based compensation	7.0%	0.0%
Sales through all other distribution channels as described in the Prospectus	0.0%	0.0%

The Dealer will not receive any selling commissions in connection with Class A Shares sold pursuant to the DRP.

Class T Shares

	Selling Commissions
Distribution Channel	Primary Offering Shares	DRP Shares
Sales through a Dealer earning transaction-based compensation	2.0%	0.0%
Sales through all other distribution channels as described in the Prospectus	2.0%	0.0%

The Dealer will not receive any selling commissions in connection with Class T Shares sold pursuant to the DRP.

All selling commissions shall be based on Shares sold by Dealer and accepted and confirmed by the Company, which commission will be paid by the Dealer Manager. For these purposes, a “sale of Shares” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received in full in the manner provided in Section 2 hereof, the Company has accepted the subscription agreement of such subscriber and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable from the Company and the Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company.

In addition, upon the terms set forth herein or in the Prospectus (as amended and supplemented), the Dealer Manager will reallow to Dealer a portion of its dealer manager fee equal to 1.0% of the proceeds from Shares sold by Dealer in the primary offering (the “Marketing Fee”) upon the terms and conditions set forth in an Appendix hereto, provided that the Dealer Manager may adjust the amount of the reallowance, in its sole discretion, based upon a number of factors including the number of shares sold by Dealer in this offering, Dealer’s level of marketing support and bona fide conference fees incurred, each as compared to those of the other Dealers participating in this offering. For volume discount sales of Class A Shares of $3,000,000 or more, the dealer manager fee is reduced as set forth above. The amount of the dealer manager fee reallowed to a Dealer in that instance will be negotiated on a transaction by transaction basis. The Dealer Manager or the Company will pay or reimburse bona fide invoiced due diligence expenses of Dealer, provided, however, that the aggregate of such reimbursements to Dealer and other broker-dealers, together with all other organization and offering expenses, may not exceed 15% of the Company’s gross proceeds from the Offering.

The selling commission will be waived in connection with the following categories of sales:

•	Sales in which an investor pays a broker-dealer a fixed fee, e.g., a percentage of assets under management, for investment advisory and broker-dealer services, which is referred to as a “wrap fee;”

•	Sales made by certain selected participating broker-dealers at the discretion of the dealer manager;

•	Sales in managed accounts that are managed by participating broker-dealers or their affiliates;

•	Sales to employees of selected participating broker-dealers; or

•	Sales made through a bank acting as a trustee or fiduciary.

As set forth in the Dealer Manager Agreement and subject to the terms and limitations described therein, each outstanding Class T Share sold in the primary Offering will be subject to a distribution and shareholder servicing fee payable to the Dealer Manager for five years from the date on which such share is issued for services and expenses related to the marketing, sale and distribution of such shares and for providing shareholder services. The Dealer Manager will reallow the distribution and shareholder servicing fees to the Dealer for Class T Shares which the Dealer sold to give rise to such fees. If the Dealer is no longer the broker-dealer of record with respect to such Class T Shares, however, then Dealer shall no longer be paid the distribution and shareholder servicing fees related to such Class T Shares. Notwithstanding the foregoing, the Company will cease paying to the Dealer Manager and the Dealer Manager will cease reallowing to the Dealer, the distribution and shareholder servicing fee with respect to all Class T Shares sold in the Offering at the earliest of: (i) the date at which, in the aggregate, underwriting compensation from all sources, including the distribution and shareholder servicing fee, equals 10% of the gross proceeds from the primary Offering (i.e. excluding proceeds from sales pursuant to the DRP); (ii) the date on which the Company lists the Shares on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which the Company is a party and in which the Shares are exchanged for cash or other securities.

Except as otherwise provided herein, all expenses incurred by Dealer in the performance of the Dealer’s obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys’ fees, shall be at Dealer’s sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

Dealer acknowledges and agrees that no commissions, payments or amounts whatsoever will be paid to the Dealer unless or until the gross proceeds of the Shares sold are disbursed to the Company pursuant to Section 3 of the Escrow Agreement, except for Shares sold to residents of a state that has imposed a State-Required Minimum Offering, which will be paid to the Dealer pursuant to Sections 4, 5 and 6 of the Escrow Agreement. Until the Minimum Offering, as defined in the Escrow Agreement, is obtained, investments will be held in escrow and, if the Minimum Offering is not obtained within the time periods specified in the Prospectus, investments will be returned to the investors in accordance with the Prospectus. Likewise, if an applicable State-Required Minimum Offering is not obtained prior to the termination of the Offering, the investments from residents of that state will be promptly returned to them in accordance with the Prospectus.

The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Dealer’s interest in the Offering is limited to such commission from the Dealer Manager and Dealer’s indemnity and right to contribution referred to in Sections 9 and 10 of the Dealer Manager Agreement and that the Company is not liable or responsible for the direct payment of such commission to the Dealer.

5. Payment.

Payment of selling commissions or any reallowance of a portion of the dealer manager fee or distribution and shareholder servicing fee will be made by the Dealer Manager (or by the Company as provided in the Dealer Manager Agreement) to the Dealer within 30 days of the receipt by the Dealer Manager of the applicable gross payments from the Company. Dealer acknowledges that, if the Company makes the applicable payment to the Dealer Manager, the Company is relieved of any obligation to make the applicable payment to the Dealer. The Company may rely on and use the preceding acknowledgment as a defense against any claim by the Dealer for selling commissions the Company pays to Dealer Manager but that Dealer Manager fails to remit to the Dealer. Payments will be made via electronic transfer in accordance with the instructions that the Dealer provides on the last page of this Agreement.

6. Right to Reject Orders or Cancel Sales.

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company. The Dealer agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever, and no commission will be paid to the Dealer with respect to the portion of any subscription that is rejected. Orders not accompanied by a subscription agreement with the executed signature page and the required check in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order within 30 days thereafter and, failing to do so, the Dealer Manager shall have the right to offset amounts owed against future commissions due and otherwise payable to the Dealer.

7. Covenants of the Dealer.

Dealer covenants and agrees with the Dealer Manager and the Company that:

(a) Dealer will use its best efforts to sell the Shares for cash on the terms and conditions set forth in this Agreement and the Prospectus as amended and supplemented.

(b) Dealer agrees not to rely upon the efforts of the Dealer Manager, which is affiliated with the Company, in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal or state laws or FINRA. Dealer further agrees to conduct its own investigation to make that determination independent of the efforts of the Dealer Manager.

(c) In connection with the Dealer’s participation in the offer and sale of Shares (including, without limitation, all initial and additional subscriptions for Shares and any resales and transfers of Shares), the Dealer will comply with all requirements and obligations imposed upon it by (i) the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act ”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated under both such acts, including the obligation to deliver a copy of the Prospectus as amended or supplemented; (ii) all applicable state securities laws and regulations as from time to time in effect; (iii) the applicable rules of FINRA, including, but not in any way limited to, Rules 2340, 2420, 2730, 2740 and 2750 of the NASD Conduct Rules, FINRA Rule 2310 and FINRA Rule 5141; (iv) all applicable rules and regulations relating to the suitability of investors, including, without limitation, the provisions of Articles III.C. and III.E of the Statement of Policy regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”); (v) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999 (the “GLBA”), and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; and (vi) this Agreement and the Prospectus as amended and supplemented.

(d) The Dealer will not offer Shares in any jurisdiction unless and until (i) the Dealer has been advised in writing by the Company or the Dealer Manager that the Shares are either registered in accordance with, or exempt from, the securities laws of such jurisdiction and (ii) the Dealer has all required licenses and registrations to offer shares in that jurisdiction.

(e) The Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRP) only to persons who meet the financial qualifications and suitability standards set forth in the Prospectus as amended or supplemented or in any suitability letter or memorandum sent to the Dealer by the Company or the Dealer Manager. Nothing contained in this section shall be construed to relieve the Dealer of the Dealer’s suitability obligations under FINRA Rule 2111 or FINRA Rule 2310. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and his or her signature on a subscription agreement.

(f) The Dealer agrees to comply with the record-keeping requirements imposed by (i) federal and state securities laws and the rules and regulations thereunder, (ii) the applicable rules of FINRA and (iii) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber pursuant to the requirements of the jurisdiction in which such purchaser is a resident, the suitability standards set forth in the Prospectus and the subscription agreement for the Shares for a period of six (6) years from the date of the sale of the Shares. The Dealer further agrees to make the Suitability Records available to the Dealer Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Dealer’s receipt of a subpoena or other appropriate document request from such agency. Dealer agrees that, prior to accepting a subscription for the Shares, it will inform the prospective investor of all pertinent facts relating to the illiquidity and lack of marketability of the Shares, as appropriate, during the term of the investment.

(g) The Dealer will provide the Dealer Manager with a copy of the Dealer’s policies and procedures, including any subsequent amendments thereto, regarding expense reimbursements to the Dealer’s registered representatives and related reporting requirements to the Dealer.

(h) The Dealer will provide the Dealer Manager with such information relating to the offer and sale of the Shares by it as the Dealer Manager may from time to time reasonably request or as may be requested to enable the Dealer Manager or the Company, as the case may be, to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws and the rules and regulations thereunder.

(i) The Dealer agrees to be bound by the terms of the Escrow Agreement dated June 1, 2015, among UMB Bank, N.A., as escrow agent, the Dealer Manager and the Company, which is included as an exhibit to the Registration Statement, and the Dealer Manager further agrees that it will not represent or imply that UMB Bank, N.A., as the escrow agent identified in the Prospectus, has investigated the desirability or advisability of an investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will the Dealer use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

8. Prospectus and Sales Literature.

Except for Authorized Sales Materials, Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Shares except as set forth in the Prospectus as amended and supplemented. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, including amendments of and supplements to the Prospectus, and any Authorized Sales Materials, for delivery to investors, and Dealer will deliver a copy of the Prospectus, including any amendments and supplements thereto, as required by the Securities Act, the Exchange Act and the rules and regulations promulgated under both. The Dealer agrees that (i) it will deliver a copy of the Prospectus as amended and supplemented to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor and (ii) it will not send or give any Authorized Sales Materials to an investor unless the Authorized Sales Materials are accompanied by or preceded by the Prospectus, as amended and supplemented.

Except for the Authorized Sales Materials, the Company has not authorized the use of any supplemental literature or sales materials in connection with the Offering and the Dealer agrees not to use any material unless it has been authorized by the Company and provided to the Dealer by the Dealer Manager. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing that relates to another company supplied to it by the Company or the Dealer Manager bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company.

Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised Prospectus to each person whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of federal and state securities laws and the rules and regulations thereunder, including Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Dealer will deliver a Prospectus (as amended and supplemented) in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such other period as may be required by the Exchange Act or the rules and regulations thereunder.

9. License and Association Membership.

Dealer represents and warrants to the Company and the Dealer Manager that it is a properly registered or licensed broker-dealer with the SEC, duly authorized to offer and sell Shares under federal securities laws and regulations and the securities laws and regulations of all states where it offers or sells Shares and that it is a member of FINRA in good standing. This Agreement shall automatically terminate if the Dealer ceases to be a member of FINRA in good standing or is subject to a FINRA suspension or if the Dealer’s registration or license under the Exchange Act or any state securities laws or regulations is terminated or suspended; the Dealer agrees to notify the Dealer Manager immediately if any of these events occur.

10. Anti-Money Laundering Compliance Programs.

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that the Dealer has established and implemented an anti-money laundering and customer identification compliance program (“AML Program”) in accordance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the Bank Secrecy Act, Title 31 U.S.C. Sections 5311-5355, as amended by the USA Patriot Act of 2001, and related regulations (31 C.F.R. Part 103), and will continue to maintain its AML Program consistent with applicable laws and regulations during the term of this Agreement.

In accordance with these applicable laws and regulations and its AML Program, Dealer agrees to verify the identity of its new customers; to maintain customer records; to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons. Additionally, Dealer will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. Dealer will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. Upon request by the Dealer Manager at any time, the Dealer hereby agrees to furnish (i) a copy of its AML Program to the Dealer Manager for review, and (ii) a copy of the findings and any remedial actions taken in connection with Dealer’s most recent independent testing of its AML Program. The Company and the Dealer Manager reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

11. Suspension; Termination; and Amendment

This Agreement shall become effective upon the execution hereof by the Dealer and the receipt of this executed Agreement by the Dealer Manager. Dealer will immediately suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. In addition to termination pursuant to Section 9, any party may terminate this Agreement by written notice, which termination shall be effective 48 hours after such notice is given. Upon the sale of all of the Shares or the termination of the Dealer Manager Agreement, this Agreement shall terminate without obligation on the part of the Dealer or the Dealer Manager, except as set forth in this Agreement. The respective agreements and obligations of the Dealer Manager and the Dealer set forth in Sections 4, 5, 6, 7(c), 7(f), 7(h), 8 and 11 through 23 of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement. This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer. Any such amendment shall be deemed accepted by the Dealer upon the Dealer placing an order for the sale of Shares after it has received such notice.

12. Limitation of Offer

Dealer will offer Shares only to persons who meet the financial qualifications set forth in the Prospectus and will only make offers to persons in the states in which it is advised in writing by the Company or the Dealer Manager that the Shares are qualified for sale or that such qualification is not required. In offering Shares, Dealer will comply with all applicable provisions of the FINRA Rules including those rules relating to suitability of recommendations, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.

In accordance with Section 8(e) of the Dealer Manager Agreement, the Dealer Manager shall be responsible for determining if a purchaser meets the initial suitability standards set forth in the FINRA Conduct Rules and the NASAA Guidelines, including any applicable state specific suitability standards set forth in the Prospectus. In making this determination, the Dealer Manager shall be entitled to rely on the Dealer and information provided by the purchasers. The Dealer shall make every reasonable effort to determine that the purchase of the Shares is a suitable and appropriate investment for each purchaser based on information provided by such purchaser to the Dealer including such purchaser’s age, investment objectives, investment experience, income, net worth, financial situation, and other investments held by such purchaser. In making its determination, the Dealer will consider, based on the information provided by the purchaser, whether the purchaser: meets the state specific minimum income and net worth standards set forth in the Suitability Standards section of the Prospectus for purchasers resident in those states; can reasonably benefit from an investment in the Shares based on his overall investment objectives and portfolio structure; is able to bear the economic risk of the investment based on his overall financial situation; and has an apparent understanding of the fundamental risks of an investment in the Shares, the risk that he may lose his entire investment, the lack of liquidity of the Shares, the restrictions on transferability of the Shares, the background and qualifications of the Company’s advisor, and the tax, including ERISA, consequences of an investment in the Shares. The Dealer agrees to maintain records for at least six (6) years of the information used to determine that an investment in the Shares is suitable and appropriate for each such purchaser.

13. Privacy Laws.

The Dealer Manager and Dealer (each referred to individually in this section as a “party”) agree as follows:

(a) Each party agrees to abide by and comply in all respects with (i) the privacy standards and requirements of the GLBA and applicable regulations promulgated thereunder, (ii) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

(b) Dealer shall not disclose nonpublic personal information (as defined under the GLBA) of all customers who have opted out of such disclosures, except to service providers (when necessary and as permitted under the GLBA) or as otherwise required by applicable law;

(c) Except as expressly permitted under the FCRA, Dealer shall not disclose any information that would be considered a “consumer report” under the FCRA; and

(d) Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “ List ”) to identify customers that have exercised their opt-out rights. In the event either party expects to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

14. Confidentiality of Due Diligence Information.

Dealer understands that the Company, Dealer Manager or third party due diligence providers may from time to time furnish Dealer with certain information which is non-public, confidential or proprietary in nature (the “Due Diligence Information”) in connection with its due diligence obligations under FINRA rules and federal securities laws. Dealer agrees that the Due Diligence Information will be kept confidential and shall not, without the Company’s, the Dealer Manager’s or such third party’s prior written consent, be disclosed by Dealer, or by Dealer’s affiliates, agents, representatives or employees, in any manner whatsoever, in whole or in part, and shall not be used by Dealer, its agents, representatives or employees, other than in connection with Dealer’s due diligence evaluation of the Offering. Dealer agrees to reveal the Due Diligence Information only to its affiliates, agents, representatives and employees who need to know the Due Diligence Information for the purpose of the due diligence evaluation. Further, Dealer and its affiliates, agents, representatives and employees will not disclose to any person the fact that the Due Diligence Information has been made available to it.

The term “Due Diligence Information” shall not include information which (i) is already in Dealer’s possession or in the possession of Dealer’s parent corporation or affiliates, provided that such information is not known by Dealer to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party; (ii) is or becomes generally available to the public other than as a result of a disclosure by Dealer, its affiliates, or their respective directors, officers, employees, agents, advisors and representatives in violation of this agreement; (iii) becomes available to Dealer or its affiliates on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not known by Dealer or its affiliates to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party; or (iv) is independently developed by Dealer or by its affiliates without use of the Due Diligence Information.

Dealer agrees that its obligation of non-disclosure, non-use and confidentiality of the Due Diligence Information as set forth herein shall terminate upon the termination of the Offering.

15. Complaints.

The Dealer Manager and Dealer agree as follows:

(a) to notify the other if either receives any written or otherwise documented complaint from an investor in connection with the offer or sale of Shares by Dealer;

(b) to cooperate with the other in resolving the complaint; and

(c) to cooperate in any regulatory examination of the other to the extent it involves this Agreement or the offer or sale of Shares by Dealer.

16. Notices.

(a) Any communications from Dealer shall be in writing addressed to the Dealer Manager at 1845 Walnut Street, 18th Floor Philadelphia, Pennsylvania 19103.

(b) Any notice from the Dealer Manager to Dealer shall be deemed to have been duly given if e-mailed, mailed, faxed or delivered by overnight delivery to Dealer at Dealer’s address shown below.

17. Confirmation.

The Dealer Manager hereby acknowledges that the Dealer Manager has assumed the duty to confirm on behalf of the Dealer all orders for purchases of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA and will comply with the applicable laws of such other jurisdictions to the extent that the Dealer Manager is advised of such laws in writing by the Dealer.

18. Entire Agreement, Waiver.

(a) This Agreement constitutes the entire agreement between the Dealer Manager and Dealer, and shall not be amended or modified in any way except by subsequent agreement executed in writing by the Dealer Manager and Dealer. Neither party to this Agreement shall be liable or bound to the other by any agreement except as specifically set forth in this Agreement.

(b) The Dealer Manager and Dealer may waive, but only in writing, any term, condition, or requirement under this Agreement that is intended for its benefit. However, any written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of the term or condition of this Agreement.

(c) Also, any failure to enforce any provision of this Agreement shall not operate as a waiver of that provision or any other provision of this Agreement.

19. Parties; Assignment.

This Agreement shall inure to the benefit of and be binding on Dealer, the Dealer Manager, and any respective successors and permitted assigns. This Agreement shall also inure to the benefit of the indemnified parties and their successors and permitted assigns to the extent set forth in Section 9 of the Dealer Manager Agreement. This Agreement is intended to be and is for the sole and exclusive benefit of the parties to this Agreement, including their respective successors and permitted assigns, and the indemnified parties and their successors and permitted assigns, and for the benefit of no other person. No other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Shares from Dealer shall be construed to be its successor or assign merely by reason of the purchase. No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party.

20. Arbitration, Attorney’s Fees, Jury Trial and Applicable Law.

In the event of a dispute concerning any provision of this Agreement (including any provisions of the Dealer Manager Agreement incorporated into this Agreement), either party may require the dispute to be submitted to binding arbitration, conducted on a confidential basis, under the then current commercial arbitration rules of FINRA or the American Arbitration Association (at the discretion of the party requesting arbitration) in accordance with the terms of this Agreement (including the governing law provisions of this section) and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at a mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration. Except as provided otherwise in Section 9 of the Dealer Manager Agreement, in any action or arbitration to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. Each party to this Agreement hereby waives a trial by jury in any legal action or proceeding relating to this Agreement. This Agreement shall be construed under the laws of the Commonwealth of Pennsylvania; provided, however, that the governing law for causes of action for violations of federal or state securities law shall be governed by the applicable federal or state securities law.

21. Severability.

In the event that any court of competent jurisdiction declares invalid any provision of this Agreement, such invalidity shall have no effect on the other provisions of this Agreement, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable.

22. Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

23. Relationship.

Nothing in this Agreement shall be construed or interpreted to constitute the Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company or the other Dealers; instead, this Agreement shall only constitute the Dealer as a dealer authorized by the Dealer Manager to sell the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

24. Effective Date.

This Agreement is made effective between the parties as of the date accepted by Dealer as indicated by its signature to this Agreement.

[Signature page follows]

Date	Sincerely,

[ ] [ ] , 20[ ]	RESOURCE SECURITIES, INC.

By:
Darshan V. Patel, President

ACCEPTANCE:

We have read the foregoing Agreement and accept your invitation to become a Dealer under all the terms and conditions stated in the above Agreement and confirm that all the statements set forth in the above Agreement are true and correct. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement. We hereby acknowledge receipt of a copy of the Dealer Manager Agreement referred to above.

[ ] [ ] , 20[ ]	,
Date	a(n) , corporation,

By:

, President

(Address)

(Telephone Number)

Our CRD Number is
Our Tax ID Number is

Licensed as a broker-dealer in the following states:

Additional Dealer Contact Information

	Due Diligence	Marketing	Commission
Name:
Address:
City/St/Zip
Telephone:
Fax:
Email:

Address for notice pursuant to Section 16 (if different from above address):

Name:

Company:

Address:

City, State and Zip code:

Telephone No.:

Fax:	Email:

Commission Payments Information

☐. Wire
☐. ACH
To:

APPENDIX I

MARKETING FEE AGREEMENT

In consideration for the payment to you, as Dealer, by the Dealer Manager of the Marketing Fee, as described in Section 4 of the Selected Dealer Agreement, the Prospectus and this Appendix I, you warrant, represent, covenant, and agree with the Dealer Manager that you, as Dealer, shall do the following:

•	prominently and promptly announce your participation in the Offering as a Dealer to your registered representatives, whether by newsletter, e-mail, mail or otherwise, which announcement also shall advise your registered representatives to contact the Dealer Manager; and

•	provide the Dealer Manager with the names, telephone numbers, addresses and e-mail addresses of your registered representatives, which information shall be kept confidential by the Dealer Manager and the Company to the extent not required to be reported to federal or state securities agencies, and shall not be used for any purpose other than the marketing of the Offering as set forth in the Dealer Manager Agreement and the Selected Dealer Agreement. Further, you, as Dealer, agree that the Dealer Manager, the Company and the sponsor may directly contact your registered representatives, in person or otherwise, to:

•	inform them of the Offering;

•	explain the merits and risks of the Offering; and

•	otherwise assist in your registered representatives’ efforts to solicit and sell Shares.

Exhibit A

Third Amended & Restated Dealer Manager Agreement

EXHIBIT B

Form of Placement Agreement

for Class A Shares

This agreement (“Agreement”) is made as of this [        ] day of [                        ] between Resource Securities, Inc., a Delaware corporation (the “Dealer Manager”), Resource Innovation Office REIT, Inc., a Maryland corporation (the “Company”), and [                                ] (the “Counterparty”) and relates to the Company’s public offering (the “Offering”) of up to $1,100,000,000 in shares of its common stock, $0.01 par value per share, in any combination of the following two classes of common stock: Class A (the “Class A Shares”) and Class T (collectively with the Class A Shares, the “Shares”), of which up to $100,000,000 in Shares are to be offered pursuant to the Company’s distribution reinvestment plan (“DRP”), subject to the terms set forth below.

The Counterparty is:

☐	a registered investment adviser under the Investment Advisers Act of 1940 (a “Federal RIA”);

☐	an investment adviser registered under state law (a “State RIA,” and either or both, an “RIA”); or

☐	a bank trust department acting on behalf of trust accounts over which it serves in a fiduciary capacity (a “Bank”).

1. Basic Terms.

1.1. The Company has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement (Registration No. 333-201842) that has become effective for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder or pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The registration statement and the prospectus contained therein, as finally amended at the effective date of the registration statement, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Company files a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act, or if the Company files a post-effective amendment to the Registration Statement, the term “Prospectus” includes the prospectus filed pursuant to Rule 424(b) or the prospectus included in such post-effective amendment, and the term “Registration Statement” includes the Registration Statement as amended by any such post-effective amendment. The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430, Rule 430A, or Rule 430B of the Rules and Regulations included at any time as part of the Registration Statement. If a separate registration statement is filed and becomes effective solely with respect to shares of the Company’s common stock offered pursuant to the DRP, the terms “Registration Statement” and “Prospectus” shall refer to such registration statement and prospectus contained therein from and after the date of effectiveness of such registration statement, as such registration statement and prospectus may be amended or supplemented from time to time.

1.2. The Dealer Manager has entered into that certain Third Amended & Restated Dealer Manager Agreement with the Company, dated April 15, 2016 (the “Dealer Manager Agreement”), the form of which is available upon request from the Dealer Manager. The Dealer Manager Agreement contains the terms pursuant to which the Dealer Manager will offer the Shares for sale to the public. Class A Shares offered and sold pursuant to this Agreement will be offered and sold through the Dealer Manager, a registered broker-dealer that is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

1.3. Class A Shares offered and sold pursuant to the terms of this Agreement shall be offered and sold for cash on the terms and conditions stated in the Prospectus. Class A Shares may be purchased by clients of the Counterparty only where the Shares may be legally offered and sold, only by such persons who shall be legally qualified to purchase the Shares and only by such persons in such states in which the Counterparty is registered as an investment adviser or exempt from any applicable registration requirements.

1.4. Nothing in this Agreement shall be deemed or construed to make the Counterparty an employee, agent, representative or partner of the Dealer Manager or of the Company. The Counterparty specifically acknowledges and agrees that the Dealer Manager shall have no supervisory responsibilities for the Counterparty or its employees, agents or representatives pursuant to the applicable Rules and Regulations and state securities laws and regulations. The Counterparty is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to the Counterparty by the Dealer Manager or the Company to supplement the Prospectus (“Supplemental Information”).

1.5. If the Counterparty is an RIA, the RIA acknowledges and represents that this Agreement applies only to transactions with clients of investment adviser representatives (“IARs”) who are not registered with a broker-dealer. Sales to clients of IARs affiliated with a broker-dealer (“IARs affiliated with a dealer”) will be governed by the terms of their broker-dealer’s selected dealer agreement with the Dealer Manager. The price per Class A Share for transactions with clients of IARs shall be equal to the purchase price for the Class A Shares, net of all selling commissions. In addition, the stipulations of this paragraph apply to any IARs affiliated with a dealer who become future employees of the RIA as well as any IARs currently employed by the RIA who become IARs affiliated with a dealer in the future.

1.6 Neither the Counterparty nor any other person shall have any authority to give any information or make any representations in connection with the Shares other than as contained in the Registration Statement and the Prospectus and as is otherwise expressly authorized in writing by the Company.

1.7 Neither the Company nor the Dealer Manager shall pay any fees, commissions or other compensation to the Counterparty. The Counterparty understands and agrees that its clients’ transactions will be effected by the Dealer Manager and that the Dealer Manager will receive from the Company a dealer manager fee of $0.30 per Class A Share in connection with the sale of Shares (excluding Class A Shares sold pursuant to the DRP) to the Counterparty’s clients. The Counterparty shall pay all costs and expenses incident to the performance of its obligations under this Agreement.

2. Submission of Orders.

2.1. Subject to Section 2.2, subscribers will be instructed to make their checks payable to “UMB Bank, N.A. as escrow agent for Resource Innovation Office REIT, Inc.” or, after the Company raises $2,000,000 in the Offering, including subscriptions received from the Company’s directors, officers and advisor (the “Minimum Offering”), to “Resource Innovation Office REIT, Inc.,” except with respect to investors that reside in any state that has imposed a minimum offering amount higher than the Minimum Offering (each a “State-Required Minimum Offering”). Checks from investors that reside in states that have imposed a State-Required Minimum Offering must be made payable to “UMB Bank, N.A., as escrow agent for Resource Innovation Office REIT, Inc.” until the applicable State-Required Minimum Offering has been achieved. Any Counterparty receiving a check not conforming to the foregoing instructions will return such check directly to such subscriber not later than the end of the next business day following its receipt. Each Counterparty receiving a subscriber’s check that conforms to the foregoing instructions will deliver such check to the escrow agent, the Company or the Dealer Manager, or as otherwise directed by the Company or the Dealer Manager, as applicable, no later than the close of business of the first business day after receipt of the subscription documents by the Counterparty.

2.2. Counterparty may utilize the custodial or administrative services of a third party that is not acting as an underwriter or participating broker-dealer in the offering of the Class A Shares (a “Third Party Administrator”). In such cases, instead of the Counterparty forwarding a subscription document and check from the subscriber, the Third Party Administrator may aggregate funds collected from subscribers and transmit such funds to the Company or Dealer Manager and forward the related subscription documentation. Counterparty’s utilization of any such Third Party Administrator is conditioned on the Company and such Third Party Administrator entering into a prior written agreement, satisfactory to the Company in its sole discretion, addressing the procedures by which such funds and subscription documentation are transmitted to the Company or Dealer Manager. Utilization of the services of a Third Party Administrator will not relieve the Counterparty of any of its obligations set forth in this Agreement.

3. Pricing.

In accordance with the “Plan of Distribution” section of the Prospectus, the Company will sell Class A Shares in its primary offering through the Dealer Manager to clients of IARs and to banks acting as trustee or fiduciary at a price equal to the public offering price for Class A Shares, net of all selling commissions. For example, if the purchase price for Class A Shares is $10.00 per share, sales to clients of IARs and to banks acting as trustee or fiduciary would be sold at $9.30 per Share, reflecting that selling commissions in the amount of $0.70 per Class A Share will not be payable. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Counterparty by the Company or the Dealer Manager, a minimum initial investment of $2,500 is required and any additional investments must be made in amounts of at least $100, excluding Class A Shares purchased in connection with the DRP. To satisfy this minimum purchase requirement, a husband and wife may jointly contribute funds from their separate Investment Retirement Accounts (“IRAs”), provided that each such contribution is made in increments of $100.

4. Right to Reject Orders or Cancel Sales.

All orders, whether initial or additional, are subject to acceptance by and will only become effective upon confirmation by the Company, which reserves the right to reject any order. A sale of Class A Shares shall be deemed to be completed only after the Company receives a properly completed subscription agreement for Class A Shares from the investment adviser evidencing the fact that the investor had received a final Prospectus at least five full business days prior to the completion date, together with payment of the full purchase price of each purchased Class A Share, from a buyer who satisfies each of the terms and conditions of the Registration Statement and the Prospectus, and only after such subscription agreement has been accepted in writing by the Company. Orders may be rejected by the Company or the Dealer Manager if they are not accompanied by a subscription agreement and the required payment for the Class A Shares. The Class A Shares will be issued in book entry form on the records of the Company only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check, wire transfer or the equivalent in payment for the Class A Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice.

5. Prospectus and Supplemental Information.

5.1. The Counterparty is not authorized or permitted to give, and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and the Supplemental Information. The Dealer Manager will supply the Counterparty with electronic copies of the Prospectus as well as any Supplemental Information for delivery to investors as well as reasonable quantities of the Prospectus and any Supplemental Information for physical delivery when requested by the Counterparty.

5.2. RIA on behalf of Dealer Manager will deliver a copy of the Prospectus as required by the Securities Act, the Exchange Act and the rules and regulations promulgated under both (cumulatively, the “Federal Securities Laws”). RIA agrees that it will not send or give any Supplemental Information to an investor unless it has previously sent or given a Prospectus to that investor or has simultaneously sent or given a Prospectus with such Supplemental Information. The RIA agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked “Internal Use Only,” “Broker-Dealer Use Only,” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. The RIA agrees that it will not use in connection with the presentation of an investment opportunity in the Shares any material or writing that relates to another company supplied to it by the Company or the Dealer Manager bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company. The RIA further agrees that it will not use, in connection with the presentation of an investment opportunity in the Shares, any materials or writings that have not been previously approved by the Dealer Manager. The RIA agrees, if the Dealer Manager so requests, to furnish a copy of any revised Preliminary Prospectus to each person to whom it has furnished a copy of any previous Preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all Preliminary and final Prospectuses required for compliance with the provisions of Securities Act Release No. 4968 or Rule 15c2-8 under the Exchange Act, regardless of the termination of this Agreement. The RIA agrees to comply with all the applicable requirements under the Securities Act, the Exchange Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

5.3. Bank will ensure that prior to purchasing Class A Shares, it will obtain a copy of the Prospectus as required by the Federal Securities Laws and will deliver a copy of the Prospectus to the beneficiary (“Beneficiary”) of an account over which the Bank is serving as a trustee or in another fiduciary capacity if the Beneficiary has discretionary authority (whether sole or shared) and to the beneficiary of an IRA or Keogh-type plan (“IRA Beneficiary”), whether or not self-directed, as required by the Federal Securities Laws. Bank agrees that it will not send or give any Supplemental Information unless it has previously sent or given a Prospectus to that Beneficiary or has simultaneously sent or given a Prospectus with such Supplemental Information. Bank agrees that, if it obtains any material or writing that relates to another company supplied to it by the Company or the Dealer Manager bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company, or if it obtains any materials or writings that have not been previously approved by the Dealer Manager, it will not provide such information to any Beneficiary or IRA Beneficiary. Dealer Manager will provide a copy of any revised Preliminary Prospectus to Bank if it has furnished a copy of any previous Preliminary Prospectus, and further agrees that it will deliver all Preliminary and final Prospectuses required for compliance with the provisions of Securities Act Release No. 4968 or Rule 15c2-8 under the Exchange Act to Bank. In purchasing Class A Shares, Bank agrees to comply with all the applicable requirements under the Federal Securities Laws, the Advisers Act, and any other applicable state or federal law or regulation.

6. License and Association Membership.

6.1. If the Counterparty is an RIA, the RIA represents and warrants that (A) it is a properly registered investment adviser under the Advisers Act or applicable state law, duly authorized to perform investment advisory services on behalf of its clients under any applicable federal or state law and in all states where Class A Shares are or will be offered pursuant to this Agreement and (B) it is not a member or affiliate of FINRA and, based on the activities it performs, is not required to be a member of FINRA or to register as a broker or dealer under federal or state law.

6.2. If the Counterparty is a Bank, the Bank represents and warrants that it is properly licensed and authorized under applicable federal or state laws to perform trustee or other fiduciary services on behalf of Beneficiaries or IRA Beneficiaries under any applicable federal or state law and in all states where Class A Shares are or will be purchased pursuant to this Agreement, including the services contemplated under this Agreement.

6.3. The Dealer Manager represents and warrants to the Counterparty and the Company that it is a properly registered or licensed broker-dealer, duly authorized to sell Class A Shares under the Federal Securities Laws and under the securities laws and regulations of every state in which it offers or sells Class A Shares and that it is a member of FINRA.

6.4. This Agreement shall automatically terminate if the Dealer Manager ceases to be a member of FINRA. If the Counterparty is an RIA, this Agreement shall automatically terminate if the RIA ceases to be a properly licensed registered investment adviser under the Advisers Act or applicable state law. If the Counterparty is a Bank, this Agreement shall automatically terminate if the Bank ceases to hold all necessary licenses and authorizations to perform trustee or other fiduciary services on behalf of Beneficiaries or IRA Beneficiaries. Each party agrees to notify the other party immediately if there is any change in the status of such party as described in this Section 6.

7. Limitation of Offer and Determination of Suitability.

7.1. Class A Shares offered hereunder shall be offered only to (1) investors who have engaged the RIA as an investment adviser and have agreed to pay the RIA a fee for investment advisory services or (2) accounts over which the Bank is acting as a trustee or other fiduciary capacity. The Counterparty agrees to certify to the Dealer Manager that each purchaser (whether the Beneficiary or IRA Beneficiary in the case of a Bank acting in a trustee or other fiduciary capacity or an investor receiving advisory services from an RIA) has met the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and that the investment in Class A Shares is a suitable and appropriate investment for the investor. Class A Shares may only be purchased in the states in which the Dealer Manager advises the Counterparty in writing that the

Class A Shares are qualified for sale or that such qualification is not required. The Counterparty will comply with applicable rules and regulations relating to the determination of suitability of investors, including without limitation, the provisions of Articles III.B.3. and III.C. (“Determination that Sale to Shareholder is Suitable and Appropriate”) of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.

7.2. In order to evidence the above-noted suitability determination, the Counterparty agrees to document in its internal records evidence of the following for each (a) investor who purchases Class A Shares through the Dealer Manager based upon the advice or discretion of the RIA or (b) Beneficiary or IRA Beneficiary of an account for which Bank purchases Class A Shares, and the Counterparty shall be deemed to certify to the following with respect to each such investor or Beneficiary or IRA Beneficiary, as appropriate:

A. That the subscriber has engaged the services of the RIA with whom the subscriber has agreed to pay a fee for investment advisory services, and that the RIA has recommended the investment in Class A Shares to the subscriber;

B. That the Counterparty will not be receiving any commissions in connection with purchases of Class A Shares made by the subscriber or on behalf of an account for which Bank is effecting a transaction;

C. That the Counterparty has delivered a complete copy of the Prospectus and any supplements or amendments thereto to the subscriber or Beneficiary (in the case of a Beneficiary having investment discretion over the account for which Bank is serving as a fiduciary) and has taken steps to ensure the subscriber or such Beneficiary has an understanding of (i) the fundamental risks of an investment in Class A Shares, (ii) the risk that the subscriber or such Beneficiary (or the account of such Beneficiary) may lose the entire investment, (iii) the lack of liquidity of Class A Shares, (iv) the restrictions on transferability of Class A Shares, (v) the background and qualifications of Resource Innovation Office Advisor, LLC and its affiliates, and (vi) the tax consequences of the investment;

D. That based upon the Counterparty’s review of financial records and other information regarding the subscriber or an IRA Beneficiary contained in its files, the Counterparty has determined that: (i) the subscriber or IRA Beneficiary meets the minimum income and net worth standards set forth in the Prospectus for the jurisdiction in which the subscriber resides; (ii) the subscriber or IRA Beneficiary can reasonably benefit from investing in the Class A Shares based on the subscriber’s or IRA Beneficiary’s overall investment objectives and portfolio structure; (iii) the subscriber or IRA Beneficiary (or the account of such IRA Beneficiary) is able to bear the economic risk of the investment based on the subscriber’s or IRA Beneficiary’s overall financial situation; and (iv) an investment in Class A Shares is a suitable and appropriate investment for the subscriber or IRA Beneficiary based upon a review of the subscriber’s or IRA Beneficiary’s age, investment objectives, investment experience, investment time horizon, liquidity needs, risk tolerance, income, net worth, financial situation and needs, tax status, the subscriber’s or IRA Beneficiary’s other investments and the foregoing determinations.

7.3. In addition to complying with the provisions of subparagraph 7.1 above, and not in limitation of any other obligations of the Counterparty to determine suitability imposed by state or federal law, the Counterparty agrees that it will comply fully with the following provisions:

A.	The Counterparty shall have reasonable grounds to believe, based upon information provided by the investor concerning his or her investment objectives, other investments, financial situation and needs, and upon any other information known by the Counterparty, that (A) each client of the Counterparty that purchases Class A Shares is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits (including tax benefits) of an investment in the Class A Shares, (B) each client of the Counterparty that purchases Class A Shares has a fair market net worth sufficient to sustain the risks inherent in an investment in the Class A Shares (including potential loss and lack of liquidity), and (C) the Class A Shares otherwise are or will be a suitable investment for each client of the Counterparty that purchases Class A Shares, and the Counterparty shall maintain files disclosing the basis upon which the determination of suitability was made;

B.	The Counterparty shall not execute any transaction involving the purchase of Class A Shares in a discretionary account without prior written approval of the transaction by the investor;

C.	The Counterparty shall have reasonable grounds to believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the Registration Statement and provide a basis for evaluating the Class A Shares;

D.	In making the determination set forth in subparagraph (C) above, the Counterparty shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it;

E.	The Counterparty shall make any additional disclosures to investors as may be required by the laws applicable to the Counterparty, including without limitation disclosure concerning the aggregate compensation payable by investors to the Counterparty and the Dealer in connection with the purchase of Class A Shares hereunder and the arrangements between the Counterparty and the investor to the extent required.

7.4 The Counterparty agrees and acknowledges that the Dealer Manager and the Company are relying on certification of the above matters with respect to the suitability of the subscriber who is, or Beneficiary, the account of which is, purchasing Class A Shares through the Dealer Manager.

7.5. The Counterparty shall maintain, for at least six (6) years, a record of the information obtained to determine that an investment in Class A Shares is a suitable and appropriate investment for the subscriber or Beneficiary and that an investor or Beneficiary meets the financial qualification and suitability standards imposed on the offer and sale of Class A Shares (both at the time of an investor’s initial subscription and at the time of any additional subscriptions) and to make such records available to the Dealer Manager and the Company during such time period upon their reasonable request.

8. Anti-Money Laundering Compliance Programs.

8.1. The Counterparty’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that the Counterparty has established and implemented an anti-money laundering compliance program and customer identification program (“AML Program”) in accordance with applicable laws and regulations, including federal and state securities laws, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time (the “USA PATRIOT Act of 2001”), Executive Order 13224 – Executive Order on Terrorist Financing Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and applicable rules promulgated by FINRA.

8.2. In accordance with these applicable laws and regulations, the Counterparty agrees to verify the identity of its new customers; to maintain customer records; to check the names of new customers against government watch lists, including the list of specifically designated nationals and blocked persons released by the Office of Foreign Asset Control, and, as required, to provide the Financial Crimes Enforcement Network with information regarding: (a) the identity of a specified individual or organization; (b) an account number; (c) all identifying information provided by the account holder; and (d) the date and type of transaction, upon request. Additionally, the Counterparty will manually monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA PATRIOT Act of 2001 as potential signals of money laundering or terrorist financing, and disclose such activity to applicable federal and state law enforcement when required by law. The Counterparty hereby agrees to certify annually to the Dealer Manager that it has implemented an AML Program and completes due diligence on correspondent accounts as required by Section 312 of the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 in connection with the selling of the Shares.

9. Privacy Laws. The Dealer Manager and Counterparty (each referred to individually in this section as a “Party”) agree as follows:

9.1. Each Party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act (“GLB Act”) and the applicable regulations promulgated thereunder, (ii) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

9.2. The Counterparty shall not disclose nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except to service providers (when necessary and as permitted under the GLB Act) or as otherwise required by applicable law.

9.3. Except as expressly permitted under the FCRA, the Counterparty shall not disclose any information that would be considered a “consumer report” under the FCRA.

9.4. The Counterparty shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event either Party expects to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that Party must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each Party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

9.5. The Counterparty agrees to provide all purchasers (or Beneficiaries, if the law governing Bank’s relationship to a Beneficiary so dictates) both initial and annual privacy notices as required pursuant to Rule 6(a) of the SEC’s Regulation S-P.

10. Indemnification.

10.1. The Company and the Dealer Manager will indemnify and hold harmless the Counterparty, its officers and directors and each person, if any, who controls such Counterparty within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Class A Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Indemnified Persons for any legal or other expenses reasonably incurred by such Indemnified Persons in connection with investigating or defending such Loss; and provided that the Company will not be liable in any such case if it is determined that such Counterparty was at fault in connection with the Loss, expense or action.

10.2. The Counterparty will indemnify and hold harmless the Company, the Dealer Manager and each of their directors (including any persons named in the Registration Statement with his consent, as about to become a director), each of their officers who has signed the Registration Statement and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act (each, a “Counterparty Indemnified Person”) from and against any Losses to which a Counterparty Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Class A Shares by the Counterparty or the Counterparty’s employees, representatives or agents or any other violations of this Agreement or otherwise and will reimburse each Counterparty Indemnified Person, in connection with investigating or defending any such Loss. This indemnity agreement will be in addition to any liability that the Counterparty may otherwise have.

10.3. Promptly, but not later than 10 business days, after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify in writing the indemnifying party of the commencement thereof and the failure of an indemnified party to notify the indemnifying party will relieve it from any liability under this Section 10 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to subsection 10.4 below) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

10.4. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

10.5. The indemnity agreements contained in this Section 10 shall remain operative and in full force and effect regardless of (i) delivery of any Class A Shares and payment therefor; and (ii) any termination of this Agreement. A successor of the Counterparty or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 10.

11. Termination.

11.1. An RIA will suspend or terminate its participation in the offering of Class A Shares, and a Bank will suspend or terminate its purchases of Class A Shares for its own account or the account of Beneficiaries (including IRA Beneficiaries), upon the request of the Company or the Dealer Manager at any time and will resume such participation hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the providing of such notice.

11.2. This Agreement shall automatically terminate if either party breaches any of the representations or warranties contained in Section 6 of this Agreement. The breaching party agrees to provide prompt notice to the other party of any such breach.

11.3. This Agreement and any exhibits hereto represent the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto. The Dealer Manager may amend this Agreement at any time by written notice to the Counterparty, and any such amendment shall be deemed accepted by the

Counterparty if, in the case of an RIA, a customer of the RIA places an order for sale of Class A Shares after the RIA has received such notice and, in the case of a Bank, upon placing an order for sale of Class A Shares after it has received such notice.

11.4. The terms of this Agreement shall be extended to cover offerings of additional Class A Shares pursuant to the DRP which are offered pursuant to a separate registration statement (a “DRP Registration Statement”) and prospectus contained therein. Upon the effectiveness of such DRP Registration Statement, this Agreement shall automatically be deemed to cover the offering of such DRP shares, and the terms “Shares,” “Class A Shares,” “Offering,” “Registration Statement” and “Prospectus” shall be deemed to include the newly registered DRP shares, the DRP Registration Statement and the prospectus contained in the DRP Registration Statement, as applicable, as such DRP Registration Statement and prospectus may be amended or supplemented from time to time.

12. General Provisions.

12.1. Notice. All notices and other communications hereunder shall be sufficient if given in writing and if (1) mailed by registered or certified mail, return receipt requested, or (2) sent via nationally recognized overnight courier to the other party at the addresses provided below (or such other address which may be specified by notice given in one of the preceding manners):

If to the Dealer Manager:

Resource Securities, Inc.

Attn: Darshan V. Patel, President

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

If to the Company:

Resource Innovation Office REIT, Inc.

Attn: Alan F. Feldman, Chief Executive Officer

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

If to the Counterparty, at the address set forth on the signature page hereto.

Documents sent by mail are deemed received upon their receipt, or at such time as delivery is refused by the addressee upon presentation; and documents sent by nationally recognized overnight courier are deemed received one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

12.2. Survival. The respective indemnities, representations, warranties and covenants of the Counterparty, the Dealer Manager and the Company as set forth in this Agreement shall remain in full force and effect and shall survive the termination of this Agreement.

12.3. Headings. The headings of the sections of this Agreement are used for convenience only and shall not affect the meaning or construction of the contents of this Agreement.

12.4. Enforcement. The failure to enforce or to require the performance at any time of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions and shall not affect either the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

12.5. Severability. If any severable provision of this Agreement is held to be invalid or unenforceable by any judgment of a court of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent.

12.6. Counterparts. This Agreement may be executed in any number of counterparts, all of which constitute one agreement, and each such counterpart shall be deemed to have been made, executed and delivered on the date first set forth above.

12.7. Attorneys’ Fees and Applicable Law. In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorneys’ fees. This Agreement shall be construed under the laws of the Commonwealth of Pennsylvania.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

THE DEALER MANAGER:	THE COUNTERPARTY:

Resource Securities, Inc.	Firm:

By:	By:

Name:	Name:
Title:	Title:

Address:

Address 1

Address 2

City State Zip Code

THE COMPANY:

Resource Innovation Office REIT, Inc.

By:

Name:

Title:

[Signature Page to Placement Agreement for Class A Shares of

Resource Innovation Office REIT, Inc.]